EXHIBIT 10.6
CoreLogic, Inc.

Amendment to Executive Supplemental Benefit Plan and Management Supplemental Benefit Plan (collectively, the “Supplemental Benefit Plans”)

On September 3, 2020, CoreLogic, Inc. (the “Company”) approved the following amendments to the Supplemental Benefit Plans.

•Prior to the Company being able to terminate a participant’s employment for Good Cause, the Company must provide written notice to the participant of the act(s) or circumstance(s) underlying the Company’s basis for terminating the participant for Good Cause, and the participant shall have thirty days from the date such written notice is received to cure such act(s) or circumstance(s) giving rise to the Company’s basis to terminate the participant for Good Cause before the Company may terminate the participant for Good Cause.

•The form of separation agreement that is required to be executed by a participant in order for the participant to receive his or her payment of benefits under the Supplemental Benefit Plans shall be in the form attached to the participant’s employment agreement in effect with the Company (or if the participant is not party to an employment agreement with the Company, in the form attached to the most recently executed executive employment agreement entered into prior to a Change of Control).

Except as amended hereby, the Supplemental Benefit Plans will continue in effect in accordance with their respective terms.

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